UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York		10019
(Address of principal executive offices)		(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 8.01	Other Information

On December 28, 2017, we entered into exchange agreements (collectively, “Exchange Agreements”), each by and between us and an investor from our June 2016 private placement of senior secured convertible notes (as further exchanged, the “Notes”) originally issued pursuant to that certain Securities Purchase Agreement, dated June 6, 2016, by and among us and such investors. Pursuant to the Exchange Agreements, we, among other things, issued to the investors shares (the “Shares”) of our common stock (or rights (“Rights”) to receive common stock to the extent such issuance of Shares would otherwise result in the beneficial ownership by any such investor of more than 4.9% or 9.9% of our issued and outstanding stock), as applicable, of an aggregate of 123,708,735 shares of our common stock. As of January 25, 2018, all of the Rights have been exercised, and neither investor owns more than 4.9% of the issued and outstanding shares of our common stock. Since the Notes have been satisfied in full as a result of the Exchange Agreements, there is no longer a security interest in our assets with respect to the Notes. As of January 25, 2018, we had 222,981,824 shares of our common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: January 26, 2018	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer